Exhibit 10.2

ENOVA INTERNATIONAL, INC.

FIRST AMENDED AND RESTATED ANNUAL SHORT-TERM INCENTIVE PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1Background and Purpose. This Enova International, Inc. Annual Short-Term Incentive Plan (the “Plan”) is hereby established for Enova International, Inc. (the “Company”) and all of its subsidiaries and Affiliates and is intended to increase stockholder value and the success of the Company by motivating eligible Associates who become Participants under this Plan (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants the ability to receive short-term incentive awards based on the achievement of goals relating to the performance of the Company, its individual business units and/or on individual performance.  This Plan is intended to amend and restate the prior Enova International, Inc. Annual Short-Term Incentive Plan (the “Prior Plan”) in accordance with Section 7 of the Prior Plan, which Prior Plan shall be amended, restated and superseded by this Plan on the date on which this Plan is approved by the Management Development and Compensation Committee of the Company’s Board of Directors.

1.2Effective Date.  The Plan shall be effective as of October 14, 2014.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following  meanings unless a different meaning is plainly required by the context:

2.1“Actual Award” means, as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. An Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee’s authority under section 3.5 to increase, reduce or eliminate the award otherwise determined by the Payout Formula.

2.2“Affiliate” means any entity that, directly or indirectly through one or more intermediaries is, controlled by, controlling, or under common control with, the Company.

2.3“Associate” means any employee or officer of the Company or any of its subsidiaries or Affiliates.

2.4“Base Salary” means, as to a Participant for any Plan Year, (i) 100% of the Participant’s base salary actually paid during the Plan Year before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any compensation or benefit plans sponsored by the Company or any of its subsidiaries or Affiliates, or (ii) such compensation amounts as may be established by the Committee using any other method as may be determined by the Committee to be appropriate on or prior to the Determination Date. The Committee shall establish in writing in the applicable STI Terms and Conditions on or prior to the Determination Date the method of computing Base Salary for the Plan Year, including, as applicable, the manner of taking into account any changes in the Participant’s annual rate of base pay during the Plan Year and the specified date as of

which Base Salary for the Plan Year shall be determined.   In any case, such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.5“Board” means the Company’s Board of Directors.

2.6“Code” means the Internal Revenue Code of 1986, as amended.   Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

2.7“Committee” means the Management Development and Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board or the Management Development and Compensation Committee to administer the Plan.   The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

2.8“Company” means Enova International, Inc., a Delaware corporation.

2.9“Determination Date” means, as to any Plan Year, the day of the Plan Year in which the Committee establishes the STI Terms and Conditions for this Plan for such Plan Year; provided, however, in no event shall the Determination Date for any particular Plan Year occur later than the

15th day of March of such Plan Year.

2.10“Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11“Maximum Award” means as to any Participant for any Plan Year, Three Million ($3,000,000) Dollars. The Maximum Award is the maximum amount which may be paid to a Participant for awards earned pursuant to this Plan during any Plan Year.

2.12“Participant” means, as to any Plan Year, any Associate of the Company or any of its subsidiaries or Affiliates who has been selected for participation in the Plan for that Plan Year as set forth in the STI Terms and Conditions for such Plan Year.

2.13“Payout Formula” means, as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.5, below, in order to determine the Actual Awards (if any) to be paid to Participants and set forth in the STI Terms and Conditions for such Plan Year.  The Payout Formula may differ from Participant to Participant.

2.14“Performance Goals”   means   any performance   goal(s)   (or   combined   goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year, if any. As determined by the Committee, such Performance Goals may be based on the attainment of one or more objective financial or objective strategic business initiative formulas, standards or measures with respect to the Company or an Affiliate, or such subsidiary, division or department of the Company or an Affiliate for or within which the Participant performs services. To the extent specified in an objectively determinable manner by the Committee at the time the Performance Goals are established, any financial measure or metric may exclude the effect of unusual or non-recurring items and shall include or exclude (as applicable) specified components of the applicable financial measure. Performance Goals, if established, shall be set forth by the Committee in writing and included in the

STI Terms and Conditions for each Plan Year. Performance Goals may be expressed in absolute or relative terms, including, without limitation, relative to a base period and/or to the performance of other companies.

2.15“Plan” has the meaning assigned to such term in Section 1.1.

2.16“Plan  Year” means the 2015 fiscal year and each succeeding  fiscal year of the  Company.

2.17“Service Date” means, as to any Plan Year, the date the Committee establishes on the Determination Date (and includes in the STI Terms and Conditions) for that Plan Year, as the date each Associate must be employed by the Company or any of its subsidiaries or Affiliates in order for such Associate to receive payment for any Actual Award under the Plan for such Plan Year, if any, with such date to be determined by the Committee in its discretion; provided, however, the Service Date for a particular Plan Year may be no earlier than December 31 of such Plan Year and no later than March 15 of the calendar year immediately following such Plan Year. If no Service Date is set forth in the STI Terms and Conditions for any particular Plan Year, the date of payment of the Actual Award, as determined by the Committee in accordance with Section 4.2, shall be deemed the Service Date.

2.18“STI Terms and Conditions” means the specific terms and conditions for the Company’s short-term incentive program established in writing by the Committee pursuant to this Plan for any particular Plan Year and such terms and conditions will include, without limitation, Participant eligibility requirements, Performance Goals, Target Awards and Payout Formulas.

2.19“Target Award” means the target award under this Plan for each Participant for the Plan Year in question, which may be expressed as a percentage of the Participant’s Base Salary or on any other basis as determined by the Committee in accordance with Section 3.4 below and the parameters for any such Target Award for a particular Plan Year shall be set forth in the STI Terms and Conditions for such Plan Year.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1STI Terms and Conditions. On the Determination Date, the Committee, in its sole discretion, shall establish the specific STI Terms and Conditions for the Plan Year.

3.2Selection of Participants. On the Determination Date, the Committee, in its sole discretion, shall select the Associates of the Company and any of its subsidiaries or Affiliates who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose such Associates of the Company or its subsidiaries or Affiliates as the Committee, in its sole discretion, deems appropriate for inclusion under the Plan in such Plan Year. The Committee may, in its sole discretion, determine whether or not to include any Associates who are included in any  other incentive program offered by the Company or any of its subsidiaries or Affiliates as Participants for such Plan Year.  Participation in the Plan is in the sole discretion of the Committee, and is determined on a Plan Year by Plan Year basis. Accordingly, an Associate who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years. The actual Participants under this Plan for any particular Plan Year shall be described in the STI Terms and Conditions for such Plan Year.

3.3Determination of Performance Goals. On the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in the STI Terms and Conditions for the applicable Plan Year.

3.4Determination of Target Awards. On the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in the STI Terms and Conditions for the applicable Plan Year.

3.5Determination of Payout Formula or Formulae. On the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing in the applicable STI Terms and Conditions for such Plan Year, (b) be based on a comparison of actual performance to the Performance Goals, if any, (c) provide for the payment of a Participant’s Target Award if the Performance Goals, if any, for the Plan Year are achieved, subject to the terms of Section 3.6 below, and (d) indicate whether the Committee will be entitled to provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in any particular Plan Year, no Participant’s Actual Award under the Plan may exceed the Maximum Award.

3.6Determination of Actual Awards. After the end of each Plan Year, the Committee shall determine the extent to which the Performance Goals applicable to each Participant for the Plan Year, if any, were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance. Notwithstanding any contrary provision contained in the Plan or in any applicable STI Terms and Conditions, (a) the Committee, in its sole discretion, may increase, reduce or eliminate the Actual Award that would otherwise be payable under the Payout Formula for any or all Participants in any particular Plan Year, (b) if a Participant terminates employment with the Company and all of its subsidiaries and Affiliates on or prior to the applicable Service Date for the particular Plan Year, including by reason of Disability (but excluding by reason of death), such Participant shall not be entitled to the payout of an Actual Award for the Plan Year unless such payment is otherwise required by applicable federal, state or local law; provided, however, that the Committee, in its discretion, may (i) waive the requirement that a Participant be employed on the Service Date to receive payout of an Actual Award for the Plan Year and authorize payment to the Participant of all or a portion of the Actual Award for that Participant based on the Payout Formula applicable to the Participant and actual achievement of the Performance Goals for the Plan Year, if any, or (ii) permit an Actual Award to be assumed by a former Affiliate in accordance with Section 5.4 below.

SECTION 4

PAYMENT OF AWARDS

4.1Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which such Participant may be entitled.

4.2Timing of Payment. Payment of each Actual Award shall be made between January 2 and March 15, inclusive, following the end of the Plan Year for which the Actual Award was based, with the payment date for the Actual Award to be designated by the Committee in its discretion at the time the Committee reviews and finally determines the Company’s performance and, if applicable, the Performance Goals applicable to each Participant, for the Plan Year, as described in Section 3.6.

4.3Form of Payment.  Each Actual Award shall be paid in a single lump sum, and shall be paid in cash (or an equivalent).

4.4Deferral of Actual Awards.   The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program. The establishment, terms and operations of any such program shall be executed in a manner that complies with Code Section 409A.   For any Actual Awards that provide  nonqualified deferred compensation subject to Code  Section 409A(a)(2), payment of the Actual Award to a “specified employee,” as defined in Code Section 409A, upon separation from service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the separation from service occurs. The Plan generally is intended to provide awards that qualify as short-term deferrals exempt from Code Section 409A. To the extent that any Actual Awards are deferred hereunder, this Plan is intended to comply with Code Section

409A, and shall be interpreted accordingly.

4.5Payments in the Event of Death. If a Participant dies after the end of a Plan Year but prior to either the Service Date or the Actual Award payment date applicable to such Plan Year, and if, but for the Participant’s death, the Participant would have been entitled to receive an Actual Award attributable to such Plan Year, the Actual Award shall be paid to the Participant’s estate.

SECTION 5

ADMINISTRATION

5.1Committee is the Administrator.  The Plan shall be administered by the Committee.

5.2Committee Authority.  The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and any applicable STI Terms and Conditions under the Plan and to interpret the provisions of the Plan and any applicable STI Terms and Conditions. Any determination,   decision   or   action   of   the   Committee   in   connection   with   the   construction, interpretation, administration or application of the Plan or any applicable STI Terms and Conditions shall be final, conclusive and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3Tax Withholding.   The Company shall withhold all applicable taxes from any payment, including, but not limited to, any federal, foreign, state and local taxes.

5.4 Assumptions of Awards by Former Affiliates.  In the event that an Affiliate becomes a separate publicly-held corporation (within the meaning of Code Section 162(m)) during a Plan Year and, as a result, ceases to be an Affiliate, the Committee, in its sole discretion, may (i) permit such former Affiliate to assume responsibility for awards established by the Committee for such Plan Year for Participants who are employed by such former Affiliate or its subsidiaries and (ii) to the extent permitted under applicable law, delegate to the compensation committee of such former Affiliate (or a committee that functions as such former Affiliate's compensation committee) the Committee’s authority  to administer each such award after such former Affiliate ceases to be an Affiliate, including making any and all determinations required by the Plan.

5.5Assumption of Awards Established by Former Parent Company. As of the Effective Date, the Company is a wholly-owned subsidiary of Cash America International, Inc. (the “Parent”). In the event that the Company becomes a separate publicly traded corporation during a Plan Year and, as a result, ceases to be an Affiliate of the Parent during such Plan Year, the Committee in its sole discretion, may (i) assume responsibility for administering the short-term incentive plan terms and conditions for the Associates of the Company and its subsidiaries and Affiliates established by the Parent for such Plan Year, (ii) subject such terms and conditions to the provisions of this Plan beginning on the date the Company first becomes a separate publicly traded corporation and the Determination Date for such terms and conditions shall be deemed the date such terms and conditions were established by the Parent and such terms and conditions shall be deemed the STI Terms and Conditions hereunder for the Plan Year in which the Company becomes a separate publicly traded corporation, as if the Committee had established the same on such Determination Date, and (iii) assume the authority of the compensation committee of such former Parent (or a committee that functions as such former Parent's compensation committee) to administer each award for the Associates covered by such STI Terms and Conditions for such Plan Year, including making any and all determinations required by the Plan or such STI Terms and Conditions.

SECTION 6

GENERAL PROVISIONS

6.1Nonassignability.  A Participant shall have no right to encumber, assign or transfer any interest under this Plan.

6.2No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon a Participant for the continuation of employment during any Plan Year or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year such exercise occurs, to terminate any individual’s employment with or without cause, and to treat any individual without regard to the effect which such treatment might have upon him or her as a Participant.

6.3No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan, any STI Terms and Conditions established under the Plan or any award made or not made under the Plan.

6.4Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Illinois, with the exception of Illinois’ conflict of laws provision.

6.5Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee’s sole discretion, be performed through the Company or any subsidiary or Affiliate of the Company.

6.6Compensation Recovery. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results due to the Company’s material noncompliance with any financial reporting requirement under Federal securities laws, excluding a material restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, and such accounting restatement is required at any time within two years following the applicable incentive payment date, the Committee may, in its sole discretion or as necessary to comply with applicable law, require any Participant hereunder who was an officer of the Company or any of its subsidiaries or Affiliates at the time such misstatement or material noncompliance occurred to repay to the Company and/or its subsidiaries or Affiliates an amount equal to all or any portion of the incentive payment such Participant received under the Plan with respect to the applicable incentive payment date as may be determined to be appropriate or necessary by the Committee or as may be required by applicable law. Such repayment obligation shall be effective as of the date specified by  the Committee. Any repayment obligation will be satisfied in cash or in such other form of consideration, such as shares of stock of the Company, permitted by  applicable law and acceptable to the Committee, and the Committee may provide for an offset to any future payments owed by the Company or any of its subsidiaries or Affiliates to such Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any such offset and may require immediate repayment by such Participant. Notwithstanding the foregoing, to the extent required to comply with applicable law, any applicable stock exchange listing requirements and/or any compensation recovery or clawback policy adopted by the Company after the Effective Date, the Company may unilaterally amend this Compensation Recovery provision without the approval of the Company's stockholders or any Participant hereunder, and any  such amendment shall be made by providing notice of such amendment to each Participant affected by the amendment, and such amendment shall be binding on each such Participant; provided, however, regardless of whether the Company  makes such a unilateral amendment to this Compensation Recovery provision or provides such notice to any such Participant, such Participant shall be bound by  any  compensation recovery or clawback policy adopted by the Company after the Effective Date.

SECTION 7

AMENDMENT AND TERMINATION

7.1Amendment and Termination.   The Committee may amend or terminate the Plan or any particular Plan Year’s STI Terms and Conditions at any time and for any reason, as the same may be determined by the Committee in the Committee’s sole discretion.

INITIALLY ADOPTED BY THE

BOARD OF DIRECTORS OF ENOVA INTERNATIONAL, INC.

ON , 2014

APPROVED AND ADOPTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ENOVA INTERNATIONAL, INC. ON

OCTOBER 9, 2018